Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 8, 2026 with respect to the consolidated financial statements of Top KingWin Ltd, which appears in the Form 20-F for the year ended December 31, 2025.

/s/ Li CPA LLC

Aurora Colorado

July 17, 2026